Exhibit 10.2

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of                               , is made by and among JD.com, Inc. (formerly known as 360buy Jingdong Inc., the “Company”), and                                   (the “Indemnitee”).

RECITALS

A.                                    The Company and the Indemnitee recognize the continued difficulty in obtaining liability insurance for its directors and officers, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.                                    The Company and the Indemnitee further recognize the substantial increase in corporate litigation in general, which subjects directors, officers, employees, controlling persons, stockholders, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.                                    The Indemnitee does not regard the current protection available as adequate under the present circumstances, and the Indemnitee and other directors and officers of the Company may not be willing to serve in such capacities without additional protection.

D.                                    The Company (i) desires to attract and retain highly qualified individuals and entities, such as the Indemnitee, to serve the Company and, in part, in order to induce the Indemnitee to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to the Indemnitee to the maximum extent permitted by law as provided herein.

E.                                     In view of the considerations set forth above, the Company desires that each Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and the Indemnitee hereby agree as follows:

1.                                      Indemnification.

(a)                                 Indemnification of Expenses.

i                                             Third-Party Claims. Subject to Section 8 below, the Company shall indemnify and hold harmless the Indemnitee to the fullest extent permitted by law if the Indemnitee was or is or becomes a party to or witness, or is threatened to be made a party to or witness, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Indemnitee reasonably believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) (other than an action by right of the Company) by reason of the fact that the Indemnitee is or was a director or officer of the Company, or any subsidiary or consolidated variable interest entity of the Company (hereinafter, the “Group Company”), or is or was serving at the request of the Company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Indemnitee while serving in such capacity (hereinafter, an “Agent”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) (the “Expenses”) actually and reasonably incurred by the Indemnitee in connection with investigating, defending or participating in (including on appeal) such Claim if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ii                                          Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Claim by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an Agent of the Company, or by reason of anything done or not done by him or her in any such capacity, the Company shall indemnify the Indemnitee against any amounts paid in settlement of any such Claim and all Expenses actually and reasonably incurred by him or her in connection with the investigation, defense, settlement or appeal of such Claim if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which such other court shall deem proper.

(b)                                 Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined that the Indemnitee would not be permitted to be indemnified under applicable law or pursuant to Section 8 hereof, and (ii) each Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to an Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that such Indemnitee would not be permitted to be so indemnified under applicable law or Section 8 hereof, the Company shall be entitled to be reimbursed by the Indemnitee (who each hereby agree to promptly reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that such Indemnitee should be indemnified under applicable law or Section 8 hereof, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the a majority of the Board of Directors (excluding the Indemnitee, if the Indemnitee is a director of the Company), and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(e) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law or Section 8 hereof, the Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

(c)                                  Contribution. If the indemnification provided for in Section 1(a) above for any reason other than the statutory limitations of applicable law or as provided in Section 8, is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities in which the Company is jointly liable with such Indemnitee, as the case may be (or would be jointly liable if joined), then the Company, in lieu of indemnifying the

Indemnitee thereunder, shall contribute to the amount actually and reasonably incurred and paid or payable by the Indemnitee as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Indemnitee, and (ii) the relative fault of the Company and such Indemnitee in connection with the action or inaction that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such losses, claims, damages, expenses or liabilities.

The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended (the “Securities Act”)) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(d)                                 Survival Regardless of Investigation. The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee.

(e)                                  Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement, any other agreement or under the Company’s Memorandum and Articles of Association, as amended (the “M&A”), Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). The Company agrees to abide by the determination of the Independent Legal Counsel and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)                                   Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent an Indemnitee has been successful on the merits or otherwise, in the defense of any Claim referred to in Section 1(a) hereof or in the defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by such Indemnitee in connection herewith, offset by the amount of cash, if any, received by Indemnitee resulting from his/her success therein.

2.                                      Expenses; Indemnification Procedure.

(a)                                 Advancement of Expenses. Subject to Section 8 and except as prohibited by applicable law, the Company shall advance all Expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Claim to which such Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company or by reason of anything done or not done by him or her in any such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate, the Bylaws, applicable law or otherwise. The advances to be made hereunder shall be paid by the Company to the Indemnitee as soon as practicable but in any event no later than thirty (30) days after written demand by the Indemnitee therefor to the Company.

(b)                                 Notice/Cooperation by Indemnitee. The Indemnitee shall give the Company notice in writing promptly after receipt of notice of commencement of any Claim, or the threat of the commencement of any Claim, made against such Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other person and/or address as the Company shall designate in writing to the Indemnitee).

(c)                                  No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee had not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee had not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

(d)                                 Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt written notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

(e)                                  Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with legal counsel reasonably approved by the Indemnitee, upon the delivery to such Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such legal counsel by the Indemnitee and the retention of such legal counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of counsel subsequently incurred by such Indemnitee with respect to the same Claim; provided that, (i) the Indemnitee shall have the right to employ such Indemnitee’s legal counsel in any such Claim at the Indemnitee’s expense; (ii) the Indemnitee shall have the right to employ its own legal counsel in connection with any such proceeding, at the expense of the Company, if such legal counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of legal counsel by the Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and such Indemnitee in the conduct of any such defense, or (C) the Company shall not in fact continue to retain such legal counsel to defend such Claim, then the fees and expenses of the Indemnitee’s legal counsel shall be at the expense of the Company.

3.                                      Additional Indemnification Rights; Nonexclusivity.

(a)                                 Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law (except as provided in Section 8) with respect to any Claim, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Memorandum and Articles of Association of the Company, or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Cayman Islands company to indemnify a member of its Board of Directors or an officer, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Cayman Islands company to indemnify a member of its Board of Directors or an officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8 hereof.

(b)                                 Nonexclusivity. Notwithstanding anything in this Agreement, the indemnification provided by this Agreement shall be in addition to any rights to which the Indemnitee may be entitled under the Memorandum and Articles of Association of the Company, any agreement, any vote of stockholders or disinterested directors, the laws of the Cayman Islands, or otherwise. Notwithstanding anything in this Agreement, the indemnification provided under this Agreement shall continue as to each Indemnitee for any action the Indemnitee took or did not take while serving in an indemnified capacity even though such Indemnitee may have ceased to serve in such capacity and such indemnification shall inure to the benefit of each Indemnitee from and after the Indemnitee’s first day of service with the Company.

4.                                      No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against any Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, Certificate, Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

5.                                      Partial Indemnification. If any Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.

6.                                      Mutual Acknowledgement. The Company and each Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise.

7.                                      Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, the Company shall use commercially reasonable efforts to provide that the Indemnitee shall be covered by such policies in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if such Indemnitee is a director.

8.                                      Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                                 Claims Under Section 16(b). To indemnify either Indemnitee for expenses and the payment of profits or an accounting thereof arising from the purchase and sale by such Indemnitee of securities in violation the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar provisions of any international, federal, state or local statutory law;

(b)                                 Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld;

(c)                                  Unlawful Indemnification. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful. In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication;

(d)                                 Fraud. To indemnify the Indemnitee in connection with any Claims brought about by the dishonesty or fraud of Indemnitee seeking payment hereunder; provided, however, that Indemnitee shall be protected under this Agreement as to any Claims upon which suit may be brought against him/her by reason of any alleged dishonesty on his/her part, unless a judgment or other final adjudication thereof adverse to Indemnitee establishes that he/she committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated;

(e)                                  Insurance. To indemnify the Indemnitee for which payment is actually and fully made to such Indemnitee under a valid and collectible insurance policy;

(f)                                   Intentional Misconduct. To indemnify the Indemnitee in connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which Indemnitee shall have been adjudicated by final judgment in a court of law to be liable for intentional misconduct in the performance of his/her duty to the Company unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper;

(g)                                  Initiation by Indemnitee. To indemnify the Indemnitee in connection with any Claim initiated by Indemnitee against the Company, any director or officer of the Company or any other party, and not by way of defense, unless (i) the Company has joined in or the Reviewing Party has consented to the initiation of such Claim; or (ii) the Claim is one to enforce indemnification rights under this Agreement or any applicable law;

(h)                                 Personal tax matter. To indemnify the Indemnitee in connection with Indemnitee’s personal tax matter; or

(i)                                     Company Contracts. To indemnify the Indemnitee with respect to any Claim related to any dispute or breach arising under any contract or similar obligation between the Company or any Group Company and such Indemnitee.

9.                                      Duration of Agreement.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any Claim by reason of his former or current capacity at the Company or any other enterprise at the Company’s request, whether or not he/she is acting or serving in any such capacity at the time any Expenses are incurred for which indemnification can be provided under this Agreement.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or a director of the Company or any other enterprise at the Company’s request.

10.                               Construction of Certain Phrases.

(a)                                 For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that if the Indemnitee is or was or may be deemed a director or officer of such constituent corporation, or is or was or may be deemed to be serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, each Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as the Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)                                 For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director or officer of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or its beneficiaries; and if the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c)                                  For purposes of this Agreement a “Change in Control” shall mean (i) any reorganization, consolidation, merger, sale or transfer of the Company’s outstanding shares or similar transaction in which shareholders of the Company immediately prior to such reorganization, merger or consolidation, sale or transfer of shares or similar transaction do not (by virtue of their ownership of securities of the Company immediately prior to such transaction) beneficially own shares possessing a majority of the voting power of the surviving company or companies or acquiring entity, as the case may be, immediately following such transaction; or (ii) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Group Company of all or substantially all of the assets and/or intellectual property of the Company (or of all of the Group Companies taken as a whole). A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, an initial public offering of a class of the Company’s Equity Securities under Section 12 of the Securities Act shall not constitute a Change in Control.

(d)                                 For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(e) hereof, who shall not have otherwise performed services for the Company or any Indemnitee within the last two (2) years (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(e)                                  For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors (other than the Indemnitee, if the Indemnitee is a director of the Company) or any other person or body appointed by the Board of Directors who is not a named party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(f)                                   For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

11.                               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.                               Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to each Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims regardless of whether any Indemnitee continues to serve as a director or officer of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

13.                               Attorneys’ Fees. Subject to Section 8 and except as prohibited by applicable law, in the event that any action is instituted by the Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, such Indemnitee shall be entitled to be paid all Expenses actually and reasonably incurred by such Indemnitee with respect to such action if such Indemnitee is ultimately successful in such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid Expenses actually and reasonably incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to the Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, in each case only to the extent that such Indemnitee is ultimately successful in such action.

14.                               Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one (1) day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee’s addresses as set forth beneath their signatures to this Agreement and if to the Company at the address of its principal corporate offices (attention: Chief Executive Officer), or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

15.                               Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16.                               Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the Cayman Islands, without regard to the conflict of laws principles thereof.

17.                               Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee who each shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

18.                               Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19.                               No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employment or service of the Company or any of its subsidiaries.

20.                               Corporate Authority. The Board of Directors of the Company and its stockholders in accordance with Cayman Islands law have approved the terms of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

COMPANY:	JD.com, Inc. a Cayman Islands company

By:
Name:
Title:

Indemnitee:	As Individual:

Name:
Address:

SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT